FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of October 31, 2007, is made by and among IWC SERVICES, LLC, a Texas limited liability company (“Existing Borrower”), STASSCO PRESSURE CONTROL, L.L.C., a Wyoming limited liability company (“New Borrower” and together with Existing Borrower being jointly and severally, “Borrower”), Boots & Coots International Well Control, Inc., a Delaware corporation (“BNC”) and WELLS FARGO BANK, National Association (“Lender”), acting through its WELLS FARGO BUSINESS CREDIT operating division.

RECITALS

Existing Borrower, BNC and Lender are parties to the Credit and Security Agreement dated as of March 3, 2006 (as amended, restated, amended and restated or extended from time to time, the “Credit Agreement”).

Existing Borrower has requested that certain amendments be made to the Credit Agreement as more particularly set forth herein, which Lender is willing to make pursuant to the terms and conditions set forth herein.

Additionally, Existing Borrower has requested that Lender consent to the acquisition of all Equity Interests in Snubco USA Inc., a Wyoming corporation, StassCo Holdings, Inc., a Wyoming corporation and New Borrower pursuant to, and in accordance with, that certain Stock Purchase Agreement dated as of July 31, 2007 among Snubco Well Services, Ltd., a Canadian corporation, James M. Stasinos, David M. Piaia, John D. Piaia, the Steven J. Hennessy Retirement Plan Trust dated June 15, 2005, New Borrower, Snubco USA Inc., StassCo Holdings, Inc, Snubco Pressure Control International, Ltd. and Existing Borrower (the “Acquisition”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.           Joinder, Assumption and Consent.

(a)           New Borrower hereby joins in, assumes, adopts and becomes a co-debtor and a co-obligor with respect to the Obligations under the Credit Agreement and all of the other Loan Documents, and New Borrower hereby joins in, assumes, adopts and becomes a co-debtor and a co-obligor with respect to the Obligations (irrespective of when such Obligations first arose) under the Credit Agreement and all of the other Credit Documents with respect to Existing Borrower.  Without limiting the foregoing, New Borrower hereby agrees to (i) all of the terms and conditions contained in the Credit Agreement and the other Loan Documents with the same legal effect as if it was an original signatory thereto, including, without limitation, (x) the grant to Lender of a continuing general Lien upon, and security interest in, all of the Collateral in which New Borrower has rights as security for the Obligations and (y) the promises to pay the Obligations in full, if not due earlier in accordance with the Credit Agreement, on the Maturity Date, and (ii) be, together with the other Existing Borrower, jointly and severally liable for all present and future Obligations subject to the provisions of Section 2 of this Amendment.

(b)           Without limiting the foregoing, Borrowers hereby acknowledge and agree that, as of the date hereof, the outstanding principal balance of the Equipment Term Advance equals $6,190,012 and of all Revolving Advances equals $0 and that each such outstanding principal balance is payable in accordance with the Credit Agreement and other Loan Documents without setoff, counterclaim, deduction, recoupment or defense.

(c)           Existing Borrower and Lender consent to the joinder of New Borrower to the Credit Agreement and all of the other Loan Documents, as more fully described above.

2.           Acknowledgement of Joint and Several Liability, Cross-Guaranty and Contribution Rights; Guaranty Enforcement.

(a)           Each Borrower acknowledges and agrees that it is, and shall be, jointly and severally liable for all of the Obligations under the Loan Documents, and any amendment, modification, waiver, consent or other agreement which affects the Obligations shall be deemed to affect the Obligations of all Borrowers on a joint and several basis unless expressly specified otherwise.  Each Borrower expressly understands, agrees and acknowledges that (i) Borrowers are all Affiliates, (ii) each Borrower desires to have the availability of one common credit facility pursuant to the Credit Agreement instead of separate credit facilities, (iii) each Borrower has requested that Lender extend such a common credit facility on the terms of the Credit Agreement, as amended hereby, (iv) Lender will be lending against, and relying on a Lien upon, all of Borrowers’ assets even though the proceeds of any particular Advance may not be advanced directly to a particular Borrower, (v) each Borrower will nonetheless benefit by the making of all such Advances by each Lender and the availability of a single credit facility of a size greater than each could independently warrant, (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Advance Documents to which any Borrower is a party shall be applicable to and shall be binding upon each Borrower, unless otherwise expressly provided herein, and (vii) Borrowers have each executed or joined the Credit Agreement (as amended hereby and from time to time) and the Notes, if any, as co-obligors of the Credit Agreement (as amended hereby and from time to time) and the Notes, if any, and that it would not be able to obtain the credit provided by Lender under the Credit Agreement (as amended hereby and from time to time) without the financial support provided by the other Borrowers.

(b)           Each Borrower hereby guarantees the prompt payment and performance in full of all Obligations, which Obligations shall be immediately due and payable on the Maturity Date (except as otherwise provided in the Credit Agreement (as amended hereby)).  Such guarantee constitutes a guarantee of payment and not of collection.  Each Borrower’s obligations under the Credit Agreement (as amended hereby and from time to time) shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of any other Credit Party or of any promissory note or other document evidencing all or any part of the Obligations of any other Credit Party, (ii) the absence of any attempt to collect the Obligations from any other Credit Party, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provision of any instrument evidencing the Obligations of any other Credit Party or any part thereof, or any other agreement now or hereafter executed by any other Credit Party and delivered to Lender, (iv) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Credit Party, (v) Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Credit Party, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of Lender’s claim(s) for the repayment of the Obligations of any other Credit Party under Section 502 of the Bankruptcy Code or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Credit Party (other than actual indefeasible payment in full in cash).  With respect to any Borrower’s Obligations arising as a result of the joint and several liability of Borrowers hereunder with respect to Advances or other extensions of credit made to any of the other Borrowers hereunder, such Borrower hereby forever waives any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against any other Credit Party, or any endorser of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender to secure payment of the Obligations or any other liability of any Borrower to Lender.  During the existence of any Event of Default, Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Credit Party or any other Person, or against any security or collateral for the Obligations.  Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of any Credit Party or against or in payment of any or all of the Obligations.

(c)           Each Borrower is obligated to repay the Obligations as a joint and several obligor under the Credit Agreement and the other Loan Documents.  To the extent that any Borrower shall, under the Credit Agreement (as amended hereby and from time to time) as a joint and several obligor, repay any of the Obligations constituting Advances made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA.  All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior indefeasible payment in full in cash of the Obligations, the expiration or termination of all issued and outstanding Letters of Credit and the termination of the Credit Agreement.  The provisions of this Section shall, to the extent inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

(d)           If (i) any court holds that Borrowers are guarantors and not jointly and severally liable as principal obligors or (ii) bankruptcy or reorganization proceedings at any time are instituted by or against any Borrower under any Debtor Relief Law, then each Borrower hereby:  (A) expressly and irrevocably waives, to the fullest extent possible, except as otherwise provided in Section 2(c) hereof, on behalf of such Borrower, any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, set off or any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any Person, and which such Borrower may have or hereafter acquire against any Person in connection with or as a result of such Borrower’s execution, delivery and/or performance of the Credit Agreement, or any other documents to which such Borrower is a party or otherwise; (B) expressly and irrevocably waives any “claim” (as such term is defined in the Bankruptcy Code) of any kind against any other Borrower, and further agrees that it shall not have or assert any such rights against any Person (including any surety), either directly or as an attempted set off to any action commenced against such Borrower by Lender or any other Person; and (C) acknowledges and agrees (I) that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of the Credit Agreement (as amended hereby or from time to time), and (II) that Lender and their successors and assigns are intended beneficiaries of this waiver, and the agreements set forth in this Section and their rights under this Section shall survive payment in full of the Obligations, the expiration and termination of all issued and outstanding Letters of Credit and the termination of the Credit Agreement.

(e)           EACH CREDIT PARTY WAIVES THE FILING OF A CLAIM WITH A COURT IN THE EVENT OF RECEIVERSHIP OR BANKRUPTCY OF ANY OTHER CREDIT PARTY, AND WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH ANY CREDIT PARTY MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THE CREDIT AGREEMENT, INCLUDING, WITHOUT LIMITATION, EVERY DEFENSE, COUNTERCLAIM OR SETOFF WHICH SUCH CREDIT PARTY MAY NOW HAVE, OR HEREAFTER MAY HAVE, AGAINST ANOTHER CREDIT PARTY OR ANY OTHER PARTY LIABLE TO LENDER IN ANY MANNER.  AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO ANY CREDIT PARTY BY ANY OTHER CREDIT PARTY, OR TO ANY OTHER PARTY LIABLE TO LENDER, ARE HEREBY SUBORDINATED TO LENDER’S CLAIMS AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT ARE ASSIGNED TO LENDER.  EACH CREDIT PARTY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO PURSUANT TO THE TERMS HEREOF, AND AGREES THAT LENDER SHALL NOT BE LIABLE FOR ANY ERROR IN JUDGMENT OR MISTAKES OF FACT OR LAW.  EACH CREDIT PARTY HEREBY AGREES THAT IT MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY LENDER AGAINST ANY OTHER CREDIT PARTY.

(f)           Should a claim be made upon Lender at any time for repayment of any amount received by Lender in payment of the Obligations, or any part thereof, whether received from any Credit Party or received by Lender as the proceeds of Collateral, by reason of:  (1) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of their property, or (2) any settlement or compromise of any such claim effected by Lender, in its sole discretion, with the claimant (including a Credit Party), each Credit Party shall remain liable to Lender for the amount so repaid to the same extent as if such amount had never originally been received by Lender, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any of the Obligations.

(g)           To the extent that any payment to, or realization by, Lender on the Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and the Credit Agreement as limited shall in all events remain in full force and effect and be fully enforceable against such Credit Party.  This Section is intended solely to reserve the rights of Lender against each Credit Party, in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and no Credit Party, guarantor of the Obligations or other Person shall have any right, claim or defense under this Section that would not otherwise be available under applicable Debtor Relief Laws in such proceeding.

3.           Amendments to the Credit Agreement.  Upon satisfaction of the Conditions Precedent, the Credit Agreement shall be amended as follows to be effective as of September 30, 2007:

(a)           The definition of “Borrower” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Borrower” means, collectively, IWC Services and StassCo Pressure Control, LLC, a Wyoming limited liability company (“StassCo”); provided, however, for purposes of (i) identifying any Loan Document executed and delivered on or before October 1, 2007 and separately defined under this Agreement, any reference to “Borrower” in such definition shall refer to IWC Services only, provided further that nothing in the foregoing proviso shall limit StassCo’s liability as a “Borrower” under each Loan Document and (ii) the definition of “Collateral” and each defined term incorporated into that definition, the term “Borrower” shall be deemed to read “any Borrower”.

(b)           Part (b) of the definition of “Change of Control” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

(b)           IWC Services, Snubco USA Inc., a Wyoming corporation, StassCo Holdings, Inc., a Wyoming corporation, StassCo or any other Domestic Subsidiary of BNC (other than an Inactive Subsidiary that has merged into another Domestic Subsidiary in accordance with this Agreement) ceases to be a wholly-owned Subsidiary of BNC;

(c)           The definition of “Debt Service Coverage Ratio” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Debt Service Coverage Ratio” means, at any time of determination, the ratio of (i) the sum of (A) EBITDA of BNC and its Subsidiaries on a consolidated basis for the twelve (12) calendar months preceding the determination date (including the calendar month in which the determination date occurs), minus (B) Unfinanced Capital Expenditures of BNC and its Subsidiaries on a consolidated basis for the twelve (12) calendar months preceding the determination date (including the calendar month in which the determination date occurs) (provided that the Unfinanced Capital Expenditures of BNC and its Subsidiaries on a consolidated basis for the fiscal year ending December 31, 2007 shall be deemed equal to zero for purposes of this clause) to (ii) (a) the Interest Expense for the twelve (12) calendar months preceding the determination date (including the calendar month in which the determination date occurs), plus (b) the Current Maturities of Long Term Debt of BNC and its Subsidiaries as of the determination date (provided the foregoing clause (ii)(b) shall not include for purposes of this definition the final principal payment due to Lender on Maturity Date for the repayment of outstanding principal amount of the Equipment Advance).

(d)           The definition of “Domestic Subsidiary” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Domestic Subsidiary” means any Subsidiary of BNC, Borrower, Snubco USA Inc., a Wyoming corporation or StassCo Holdings, Inc., a Wyoming corporation, organized under the laws of the United States or any political subdivision thereof.

(e)           Clause (xix) appearing in the definition of “Eligible Accounts” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated and to add clause (xx) immediately thereafter, in each case, to read as follows:

(xix)        Accounts of StassCo until such time as Lender has completed its field examination of Borrowers and has been satisfied with the results of such field examination in its sole discretion (unless otherwise agreed to in writing by Lender at its sole option and in its sole discretion); and

(xx)          Accounts, or portions thereof, otherwise deemed ineligible by Lender in its sole discretion.

(f)           The definition of “Eligible Unbilled Accounts” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

“Eligible Unbilled Accounts” means all Accounts of a Borrower that would otherwise constitute Eligible Accounts but for such Borrower not yet having received approval from the applicable governmental authority as to the work and services performed that gives rise to the Account.  However, if (i) a Borrower has received the approval, (ii) the governmental authority denies the approval or (iii) a Borrower does not unconditionally receive the approval within ninety (90) days of the creation of the Account, then the Account shall not constitute an Eligible Unbilled Account.  The Accounts of StassCo shall not constitute Eligible Unbilled Accounts until such time as Lender has completed its field examination of StassCo and has been satisfied with the results of such field examination in its sole discretion (unless otherwise agreed to in writing by Lender at its sole option and in its sole discretion).

(g)           The last paragraph appearing in the definitions of “Revolving Loan Margin”, “Term Loan Margin” and “Unused Line Fee Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

If, as a result of any restatement of or other adjustment to the financial statements of BNC and its Subsidiaries or for any other reason, Lender determines that (a) the Senior Debt to EBITDA Ratio as calculated by or on behalf of a Credit Party as of any applicable date was inaccurate and (b) a proper calculation of the Senior Debt to EBITDA Ratio would have resulted in different pricing or fees for any period, then (i) if the proper calculation of the Senior Debt to EBITDA Ratio would have resulted in higher pricing or fees for such period, Borrowers shall automatically and retroactively be obligated to pay to Lender promptly on demand by Lender, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period (provided that if, as a result of any restatement or other event a proper calculation of the Senior Debt to EBITDA Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses form one period to another period or any similar reason), then the amount payable by Borrowers pursuant to this clause (i) shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods); and (ii) if the proper calculation of the Senior Debt to EBITDA Ratio would have resulted in lower pricing for such period, Lender shall have no obligation to repay any interest or fees to Borrowers.  All calculations of the Senior Debt to EBITDA Ratio shall be rounded to the nearest hundredth decimal point.

(h)           Section 1.1 of the Credit Agreement shall be amended by adding the following new definitions in their respective proper alphabetical order:

“Debtor Relief Law” shall mean, collectively, the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, as amended from time to time.

“Transaction Document” means all documents executed or delivered in connection with the Transactions.

“Transactions” means, collectively, (i) the HWC Transactions and (ii) the transactions consummated pursuant to that certain Stock Purchase Agreement dated as of July 31, 2007 among Snubco Well Services, Ltd., a Canadian corporation, James M. Stasinos, David M. Piaia, John D. Piaia, the Steven J. Hennessy Retirement Plan Trust dated June 15, 2005, IWC Services, Snubco USA Inc., StassCo Holdings, Inc, Snubco Pressure Control International, Ltd. and StassCo (the “StassCo Transaction”).

(i)           Each of use of the term “HWC Transaction Document” outside of Section 1.1 of the Credit Agreement shall be amended to read “Transaction Document”.

(j)           Section 2.4(a)(i) of Credit Agreement is hereby amended to replace “$2,000,000” with “$4,000,000”.

(k)          The name and address of Debtor and Secured Party set forth in Section 3.6 of the Credit Agreement is hereby amended to read as follows:

Name and address of Debtor:

IWC Services, LLC
c/o Boots & Coots International Well Control, Inc.
7908 N. Sam Houston Parkway, 5th Floor
Houston, TX 77064
Federal Employer Identification No.  76-0475739
Organizational Identification No.  136090400

StassCo Pressure Control, LLC
c/o Boots & Coots International Well Control, Inc.
7908 N. Sam Houston Parkway, 5th Floor
Houston, TX 77064
Federal Employer Identification No. 32-0154211
Organizational Identification No. 2005-000495988

Name and address of Secured Party:
Wells Fargo Bank, National Association
4975 Preston Park Blvd.
Suite 270
Plano, Texas  75093

(l)           Section 6.2(a) of Credit Agreement is hereby amended and restated to read as follows:

(a)           Minimum Book Net Worth.  BNC and its Subsidiaries will on a consolidated basis maintain, during the period commencing on October 31, 2007 and continuing thereafter until the Maturity Date, a Book Net Worth, determined as of the end of each fiscal month in such period, in an amount not less than $55,000,000.

(m)           The notice address for Lender, BNC and each Borrower for purposes of Section 8.3 of the Credit Agreement shall be (until such time as this address may be further changed pursuant to Section 8.3):

BNC and each Borrower:

c/o Boots & Coots International Well Control, Inc.
7908 N. Sam Houston Parkway, 5th Floor
Houston, TX 77064
Telecopier: (281) 931-8884
Attention: Brian Keith, General Counsel
e-mail: bkeith@boots-coots.com

Lender:

Wells Fargo Bank, National Association,
acting through its Wells Fargo Business Credit operating division
4975 Preston Park Blvd.
Suite 270
Plano, Texas  75093
Telecopier: (972) 867-7838
Attention:  John Wattinger
e-mail:  john.wattinger@wellsfargo.com

(n)           All references to “San Antonio” and “Bexar County” in the Credit Agreement shall be amended to read “Dallas” and “Dallas County”, respectively.

(o)           Schedules 5.1, 5.2, 5.5, 5.18, 5.22, as attached to the Credit Agreement shall be amended, restated and replaced with the corresponding Schedule attached hereto.

4.           Designation of Location for Payment under each Note.  Lender designates its address of Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, 4975 Preston Park Blvd., Suite 270, Plano, Texas  75093 as its current designated location for payments with respect to each Note.

5.           Consent and Waiver.  Upon satisfaction of the Conditions Precedent, Lender (i) consents to the consummation of the Acquisition and (ii) grants this one-time and limited waiver of any Default or Event of Default arising under Section 6.18 of the Credit Agreement solely on account of the consummation of the Acquisition as of July 31, 2007.

6.           No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

7.           Conditions Precedent. This Amendment shall be effective when Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Lender in its sole discretion (these conditions being collectively, the “Conditions Precedent”):

(a)           Originals of the Acknowledgment and Agreement of Guarantors and the Acknowledgment and Agreement of Subordinated Creditor set forth at the end of this Amendment, duly executed by each Guarantor and the Subordinated Creditor.

(b)           All representations and warranties made under this Amendment shall be true, correct and complete.

(c)           In consideration for entering into this Amendment, Lender shall have received from Borrower in immediately available funds an amendment fee of $5,000, which fee shall be duly earned and nonrefundable upon execution of this Amendment.

(d)           Lender shall have received all items deliverable pursuant to the checklist prepared in connection with this Amendment.

(e)           Such other matters as Lender may require in its Permitted Discretion.

8.           Representations and Warranties.  Each Borrower hereby represents and warrants to Lender as follows:

(a)           Each Borrower and each Guarantor have all requisite power and authority to execute this Amendment and the Acknowledgement and Agreement of Guarantors, as applicable and to perform all of their respective obligations under this Amendment, the Loan Documents (as amended by this Amendment) and the Acknowledgement and Agreement of Guarantors, and this Amendment and the Acknowledgement and Agreement of Guarantors have been duly executed and delivered by Borrowers and the Guarantors, as applicable, and constitute the legal, valid and binding obligations of such parties, enforceable in accordance with their respective terms.

(b)           The execution, delivery and performance by Borrowers and Guarantors of this Amendment, the Loan Documents (as amended by this Amendment) and the Acknowledgement and Agreement of Guarantors have been duly authorized by all necessary action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any Borrower or any Guarantor, or any governing document of any Borrower or any Guarantor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any Guarantor is a party or by which it or its properties may be bound or affected.

(c)           No Default or Event of Default exists under the Credit Agreement before or after giving effect to this Amendment.

(d)           All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

9.           References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

10.           No Waiver.  The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default (other than any Default or Event of Default arising under Section 6.18 of the Credit Agreement solely on account of the consummation of the Acquisition as of July 31, 2007) under the Credit Agreement or breach, default or event of default under any Security Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

11.           Ratification.  Except as specifically amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and hereby are ratified and confirmed by each Borrower and each Guarantor as so amended.  Each Borrower and each Guarantor hereby ratify and confirm all of the Obligations pursuant to the Credit Agreement and other Loan Documents to which it is a party and confirm and ratify the liens and security interests granted in favor of Lender in the Collateral to secure the repayment and performance of all Obligations.

12.           Release.  EACH BORROWER, AND EACH GUARANTOR BY SIGNING THE ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS SET FORTH BELOW, EACH HEREBY ABSOLUTELY AND UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES LENDER, AND ANY AND ALL PARTICIPANTS, PARENT CORPORATIONS, SUBSIDIARY CORPORATIONS, AFFILIATED CORPORATIONS, INSURERS, INDEMNITORS, SUCCESSORS AND ASSIGNS THEREOF, TOGETHER WITH ALL OF THE PRESENT AND FORMER DIRECTORS, OFFICERS, ATTORNEYS, AGENTS AND EMPLOYEES OF ANY OF THE FOREGOING, FROM ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, NATURE OR DESCRIPTION, WHETHER ARISING IN LAW OR EQUITY OR UPON CONTRACT OR TORT OR UNDER ANY STATE OR FEDERAL LAW OR OTHERWISE, WHICH BORROWER OR SUCH GUARANTOR HAS HAD, NOW HAS OR HAS MADE CLAIM TO HAVE AGAINST ANY SUCH PERSON FOR OR BY REASON OF ANY ACT, OMISSION, MATTER, CAUSE OR THING WHATSOEVER ARISING FROM THE BEGINNING OF TIME TO AND INCLUDING THE DATE OF EXECUTION OF THIS AMENDMENT, WHETHER SUCH CLAIMS, DEMANDS AND CAUSES OF ACTION ARE MATURED OR UNMATURED OR KNOWN OR UNKNOWN, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS OR CAUSES OF ACTION ARISING IN WHOLE OR PART FROM THE NEGLIGENCE OR STRICT LIABLITY OF LENDER OR ANY OTHER RELEASED PARTY.

13.           Severability.  If any term or provision of this Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.

14.           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of Borrowers and Lender and their respective successors and assigns, except that Borrowers shall not have the right to assign any rights thereunder or any interest therein without Lender’s prior written consent.

15.           Costs and Expenses.  Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  Each Borrower hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by a Borrower, make a loan to a Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

16.           Miscellaneous.  This Amendment, the Acknowledgment and Agreement of Guarantors and the Acknowledgment and Agreement of Subordinated Creditor (i) may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument and (ii) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, AND  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.  Capitalized terms used in this Amendment and the Acknowledgments attached hereto have the meanings given to them in the Credit Agreement unless otherwise specified.  This Amendment shall be governed and construed in accordance with the laws of the State of Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC., a Delaware corporation

IWC SERVICES, LLC, a Texas limited liability company

STASSCO PRESSURE CONTROL, L.L.C., a Wyoming limited liability company
By:	/s/ Jerry Winchester
Name:	Jerry Winchester
Title:	President and CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells
Fargo Business Credit operating division

By:	/s/ John Wattinger
Name:	John Wattinger
Title:	Vice President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

Each undersigned, each a guarantor of the indebtedness and other obligations of Borrower to Lender pursuant to a separate Guaranty each dated on or about March 3, 2006, or of even date herewith, as the case may be (each a “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to (and agrees to be bound by) the terms (including, without limitation, the release set forth in Section 12 of the Amendment) and execution thereof; (iii) reaffirms its obligations to Lender pursuant to the terms of its Guaranty and any other Loan Documents to which it is a party; and (iv) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of a Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of a Borrower’s present and future indebtedness and other obligations to Lender.

This Acknowledgment and Agreement by Guarantors shall constitute a part of the foregoing Amendment.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
BOOTS & COOTS SERVICES, INC.
BOOTS & COOTS SPECIAL SERVICES, INC.
ELMAGCO, INC.
HELL FIGHTERS, INC.
HWC LIMITED
IWC ENGINEERING, INC.
SNUBCO USA INC.
STASSCO HOLDINGS, INC.

By: /s/ Jerry Winchester
Name: Jerry Winchester
Title: President and CEO of each entity above

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITORS

The undersigned, a subordinated creditor of BNC pursuant to each Senior Subordinated Promissory Note, hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms the terms of each Senior Subordinated Promissory Note; and (iv) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of a Borrower or enter into any agreement or extend additional or other credit accommodations (in each case subject to any limitations set forth in the respective Senior Subordinated Promissory Note), without notifying or obtaining the consent of the undersigned except as may be expressly required under the terms of each Senior Subordinated Promissory Note.

This Acknowledgment and Agreement of Subordinated Creditors shall constitute a part of the foregoing Amendment.

OIL STATES ENERGY SERVICES, INC.
(formerly known as HWC Energy Services, Inc.)

By:	/s/Cindy B. Taylor
Cindy B. Taylor, President